Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement by Ever-Glory International Group, Inc. (the “Company”) and its subsidiaries on Form S-1, of (i) our report, dated February 12, 2007 and July 4, 2007, relating to the financial statements of the Company and its subsidiaries as of December 31, 2006 and 2005, (ii) our report dated January 20, 2006 relating to the financial statements of the Company and its subsidiaries as of December 31, 2005 and 2004, (iii) our report dated February 2, 2007 relating to the financial statements of Nanjing Catch-Luck Garments Co., Ltd. as of December 31, 2006 and 2005, and (iv) our report dated July 10, 2006 relating to the financial statements of Nanjing Catch-Luck Garments Co., Ltd. as of December 31, 2005 and 2004 appearing in the prospectus which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption “Experts” in such prospectus.

/s/ Jimmy C.H. Cheung & Co, Certified Public Accountants
Jimmy C.H. Cheung & Co, Certified Public Accountants
Hong Kong October 5, 2007